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As Filed With the Securities and Exchange Commission on July 12, 2004

Registration No. 333-117079

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933

UnitedGlobalCom, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4841	84-1602895
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Michael T. Fries
Chief Executive Officer
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln, Suite 4100
Denver, Colorado 80203
(303) 861-7000

                Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

                If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance and Distribution.

        The following table sets forth the expenses payable by us in connection with the transactions being registered. All amounts are estimates except the registration fee. The selling security holders will not bear any portion of such expenses.

Registration fee	$76,846
Fees and expenses of legal counsel	40,000
Accounting fees and expenses	5,000
Printing and Miscellaneous	8,154

Total	$130,000

*
to be completed by amendment

        The registrant has entered into agreements with its officers, directors and certain key employees implementing the indemnification provided for in the registrant's Bylaws.

Item 16. Exhibits and Financial Statement Schedules

(a)
The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant and as amended, as currently in effect.(1)
4.2	Bylaws of the Registrant as currently in effect.(1)
4.3	Specimen of Class A Common Stock certificate of the Registrant.(2)
4.4	Indenture dated as of April 6, 2004, by and between the Company and The Bank of New York.(3)
5.1	Opinion of Holme Roberts & Owen LLP regarding the legality of the senior notes and Class A common stock being registered.*
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Information Regarding Absence of Consent of Arthur Andersen LLP.*
23.3	The consent of Holme Roberts & Owen LLP is included as part of Exhibit 5.1.
24.1	Power of Attorney.*
25.1	Form of T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.*

*
Previously filed.

(1)
Incorporated by reference from Registrant's Registration Statement on Form S-1 dated February 14, 2002 (File No. 333-82776).

(2)
Incorporated by reference from Registrant's Form 10-K for the year ended December 31, 2001 (File No. 000-496-58).

(3)
Incorporated by reference from Registrant's Form 8-K dated April 6, 2004 and filed with the Commission on April 7, 2004 (File No. 00-496-58).

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 12, 2004.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Co-Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

July 12, 2004	* Gene W. Schneider, Chairman and Director
July 12, 2004	* Michael T. Fries, President, Chief Executive Officer and Director
July 12, 2004	* Robert R. Bennett, Director
July 12, 2004	* Charles H.R. Bracken, Co-Chief Financial Officer
July 12, 2004	* John P. Cole, Jr., Director
July 12, 2004	* Valerie L. Cover, Vice President, Controller and Co-Principal Accounting Officer
July 12, 2004	* John W. Dick, Director
July 12, 2004	* Paul A. Gould, Director
July 12, 2004	* Gary S. Howard, Director
July , 2004	David B. Koff, Director
July , 2004	John C. Malone, Director
July 12, 2004	* Ruth E. Pirie, Co-Principal Accounting Officer
July 12, 2004	* Mark L. Schneider, Director
July 12, 2004	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Co-Chief Financial Officer
* By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Attorney-in-Fact

II-2

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses Of Issuance and Distribution.
  Item 16. Exhibits and Financial Statement Schedules
SIGNATURES